Exhibit 99.1

PRESS RELEASE

AEON Biopharma, Inc. Announces Reverse Stock Split

IRVINE, Calif., February 24, 2025 -- AEON Biopharma, Inc. (NYSE: AEON) (the “Company”), a clinical-stage biopharmaceutical company focused on developing a botulinum toxin complex under a 351(k) biosimilar pathway, today announced that the Company’s Board of Directors approved a 1-for-72 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to increase the selling price of the Company’s Common Stock in order to maintain compliance with the requirements and policies of the NYSE American LLC (“the “NYSE American”).

The Reverse Stock Split will take legal effect at 12:01 A.M. Eastern Time on February 26, 2025, and the Company's Common Stock will open for trading on the NYSE American on February 26, 2025, on a post-split basis, under the existing ticker symbol "AEON" but with a new CUSIP number 00791X 209.

At the Company’s Special Meeting of Stockholders (the “Special Meeting”) held on February 24, 2025, the Company’s stockholders approved a proposal to amend the Company’s certificate of incorporation to effect a reverse stock split of its Common Stock at a ratio of between 1-for-5 to 1-for-150, with the ratio within such range to be determined at the discretion of the Company’s Board. Following the Special Meeting, the Board approved a final split ratio of 1-for-72. Following the Reverse Stock Split, the ownership percentage of each stockholder will remain unchanged, other than with respect to fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split, with any fractional shares instead being rounded up to the nearest whole share.

Additional details regarding the Company’s Reverse Stock Split can be found in the Current Report on Form 8-K filed on February 24, 2025 with the Securities and Exchange Commission (the “SEC”).

About AEON Biopharma

AEON is a clinical stage biopharmaceutical company focused on developing its proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurosciences market. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, Health Canada and European Medicines Agency. The product is approved as a biosimilar in Mexico and India. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. The Company has built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization. To learn more about AEON, visit www.aeonbiopharma.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying

Exhibit 99.1

PRESS RELEASE

assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against AEON or others; (ii) AEON’s future capital requirements; (iii) AEON’s ability to raise financing in the future; (iv) AEON’s ability to continue to meet continued stock exchange listing standards; (v) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; (vi) the Company’s ability to present a Plan that will be accepted by NYSE Regulation; and (vii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the SEC, which are available on the SEC’s website at www.sec.gov.

Contacts

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors
+1 212 915 2577
cdavis@lifesciadvisors.com

Source: AEON Biopharma